Exhibit 10.2

AMENDMENT TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE (LIBOR/PRIME)
(Avistar Communications Corporation)

Amendment dated as of February 22, 2010  (this “Amendment”) to that certain Second Amended and Resated Revolving Credit Promissory Note dated as of December 22, 2009, as amended, by Avistar Communications Corporation, a Delaware corporation (the “Borrower”), to the order of JPMorgan Chase Bank, N.A. (the “Bank”), in the maximum principal amount of $11,250,000 (the “Promissory Note”).

For value received, the parties hereto hereby agree as follows:

1.	Initially capitalized terms used herein without definition have the meanings given them in the Promissory Note.

2.	The definition of Maximum Facility Amount in Section 1 of the Promissory Note is hereby amended and restated as follows:

“Maximum Facility Amount” shall mean the lesser of (i) Five Million Dollars ($5,000,000) and (ii) the value assigned by the Bank from time to time, in its sole reasonable discretion, to the collateral, if any, pledged and collaterally assigned to the Bank, and in which the Bank has a first-priority security interest and against which the Bank has a right of setoff, as security for the Borrower’s payment of its obligations under this Note.

3.	This Amendment shall become effective upon:

a.	The Borrower’s payment of the Bank’s counsel’s outstanding invoices;

b.	The Bank’s receipt of a reaffirmation of the Guaranty substantially in the form of the reaffirmation attached hereto as Exhibit A, duly executed by each Guarantor.

c.	The Bank’s receipt of a Secretary’s Certificate substantially in the form of the certificate attached hereto as Exhibit B, duly executed by the Secretary of the Borrower.

4.	The Promissory Note, as amended by this Amendment, remains in full force and effect.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

6.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one in the same instrument.

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UCN 006754857000
Facility ID 198245263

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

JPMorgan Chase Bank, N.A.

By:      /s/ Nancy A. Sheppard
            Nancy A. Sheppard
            Managing Director

Avistar Communications Corporation

By:           /s/ Robert F. Kirk
Robert F. Kirk
Chief Executive Officer

By:           /s/ Elias A. MurrayMetzger
Elias A. MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

State of CA
  ss.:
County of San Mateo

On the 22 day of February in the year 2010, before me, the undersigned, personally appeared Elias A. MurrayMetzger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Elizabeth Bettancourt
Notary Public

State of CA
  ss.:
County of San Mateo

On the 22 day of February in the year 2010, before me, the undersigned, personally appeared Robert F. Kirk, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Elizabeth Bettancourt
Notary Public

UCN 006754857000 [Signature Page of Amendment to
Facility ID 198245263 Second Amended and Restated Revolving Credit Promissory Note]